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                                                                     Exhibit 4.1


                     Article 4 of the Amended and Restated
                        Certificate of Incorporation of
                           Superior Financial Corp.


                                   ARTICLE 4

  The total number of shares of all classes of stock which the corporation shall have authority to issue is 30,000,000 shares, of which 10,000,000 shares of the par value of $0.01 per share are to be Preferred Stock (hereinafter called "Preferred Stock") and 20,000,000 shares of the par value of $0.01 per share are to be Common Stock (hereinafter sometimes called "Common Stock").

                                    PART A

  (1) The Preferred Stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the board of directors as hereinafter provided.

  (2) The board of directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of Preferred Stock, to fix and state, to the extent not fixed by the provisions hereinafter set forth, the designations, powers, preferences and relative, participating, optional and other special rights of the shares of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, including (but, unless otherwise stated below, without limiting the generality of the foregoing) any of the following with respect to which the board of directors shall determine to make affirmative provisions:

      (a) the distinctive name and serial designation;

      (b) the annual dividend rate or rates and the dividend payment dates;

      (c) whether dividends are to be cumulative or non-cumulative and the participating or other special rights, if any, with respect to the payment of dividends;

      (d) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption price or prices;

      (e) the amount or amounts of preferential or other payments to which any series is entitled over any other series or over the Common Stock on voluntary liquidation, dissolution or winding up of the corporation;

      (f) any sinking fund or other retirement provisions and the extent to which the charges

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     therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or other dividends on the Common Stock;

      (g) any conversion, exchange, purchase or other privileges to acquire shares of any other series or of the Common Stock;

      (h) the number of shares of such series; and

      (i) the voting rights, if any, of such series, including the right of such Preferred Stock to class voting or the right to vote together with the Common Stock, with such number of votes per share, or fractions of a share, as shall be determined by the board of directors, on any matter to be presented to the stockholders.

  (3) Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

  (4) Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the board of directors of the corporation pursuant to the foregoing authority vested in the board of directors shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the corporation by its Chairman of the Board of Directors, President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Delaware and in such other places as the board of directors shall designate.

  (5) Shares of any series of Preferred Stock which shall be issued and thereafter acquired by the corporation through purchase, redemption, conversion or otherwise may, by resolution or resolutions of the board of directors, be returned to the status of authorized but unissued Preferred Stock of the same series. Unless otherwise provided in the resolution or resolutions of the board of directors providing for the issue thereof, the number of authorized shares of Preferred Stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the board of directors and the filing of a certificate complying with the foregoing requirements. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the board of directors providing for the issuance thereof resume the status of authorized but unissued Preferred Stock, undesignated as to series.

                                    PART B

  (1) No holder of any of the shares of the Common Stock or the Preferred Stock, or any series

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thereof, of the corporation shall be entitled as of right to purchase or subscribe for any unissued shares of any such stock or series or of any additional shares of any class of stock or series to be issued by reason of any increase in the authorized capital stock of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of any class or series of the corporation, or carrying any rights to purchase stock of any class or series, but any such unissued or such additional authorized issue of any stock of any class or series, or other securities convertible into any stock of any class or series, or carrying any right to purchase any stock of any class or series, may be issued and disposed of pursuant to resolution of the board of directors of the corporation to such persons, firms, corporations or associations, upon such terms, as may be deemed advisable by the board of directors of the corporation in the exercise of its discretion. The corporation may from time to time issue its shares of stock of any class or series for such consideration as may be fixed from time to time by the board of directors and may receive in payment thereof, in whole or in part, cash, labor done, personal property or real property, whether tangible or intangible, or interests therein or leases thereof. In the absence of actual fraud in the transaction the judgment of the board of directors as to the value of such labor, personal property, real property or interests therein or leases thereof shall be conclusive. Any and all shares so issued for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment in respect thereof.

  (2) The authority of the board of directors to provide for the issuance of shares of the Common Stock, and one or more series of the Preferred Stock, shall include, but shall not be limited to, authority to issue shares of the Common Stock and shares of any series of the Preferred Stock in any manner (including issuance pursuant to rights, warrants or other options) and for any purpose permitted by law, including for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the stock of another corporation or of all or part of the assets of another corporation or enterprise, irrespective of the amount by which the issuance of such stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

                                    PART C

  (1) Voting.  Except as may be provided otherwise in this Restated Certificate
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of Incorporation, at all meetings of stockholders of the corporation, each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock held. Holders of Preferred Stock shall have such voting rights, if any, as are designated by the board of directors of the corporation in accordance with Article 4, Part A hereof.

  (2) Dividends.  Subject to Article 4, Part A hereof, dividends (payable in
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cash, shares or otherwise) may be paid on the Common Stock in such amounts and at such times as the board of directors of the corporation may determine in accordance with the Delaware General Corporation Law.

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